Exhibit (11) under N-1A
                                          Exhibit 23 under Item 601/Reg SK


INDEPENDENT AUDITORS' CONSENT


To the Board of Trustees and Shareholders of TRUST FOR SHORT-TERM U.S. GOVERNMENT SECURITIES:


We consent to the use in Post-Effective Amendment Number 57 to Registration Statement No. 2-54929 of Trust for Short-Term U.S. Government Securities of our report dated January 16, 1998, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.



By: Deloitte & Touche LLP
    Deloitte & Touche LLP

Pittsburgh, Pennsylvania
January 28, 1998